Exhibit 5.1

Reed Smith LLP
Reed Smith Centre
225 Fifth Avenue
Pittsburgh, PA 15222-2716
Tel +1 412 288 3131
Fax +1 412 288 3063
reedsmith.com

November 13, 2017

EQT Corporation
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222

Re:                             Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 for Rice Energy Inc. 2014 Long-Term Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to EQT Corporation, a Pennsylvania corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) on Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (the “Registration Statement”) of the issuance by the Company from time to time of up to 300,496 shares of its Common Stock, no par value per share (the “Shares”) under the Rice Energy Inc. 2014 Long-Term Incentive Plan (the “Plan”).

We have examined such corporate records, certificates and other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.  Upon the basis of such examination, we advise you that, in our opinion, the Shares have been duly authorized, and when the Registration Statement has become effective under the Act and when the Shares have been duly issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Pennsylvania, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Reed Smith LLP
Reed Smith LLP

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